Exhibit 5.1

September 22, 2026

Stardust Power Inc.

15 E. Putnam Ave., Suite 378

Greenwich, CT 06830

Ladies and Gentlemen:

Stardust Power Inc., a Delaware corporation (the “Company”), is filing with the U.S. Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (the “Registration Statement”) for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of an additional 2,600,000 shares (the “Shares”) of common stock, $0.0001 par value, of the Company (the “Common Stock”), that are issuable at any time or from time to time under the Company’s Amended and Restated 2024 Equity Incentive Plan (as amended to date, the “Plan”).

Item 601(b)(5) of Regulation S-K and the instructions to Form S-8 require that an opinion of counsel as to the legality of the securities being registered be filed as an exhibit to a registration statement on Form S-8. This opinion letter is provided in satisfaction of that requirement as it relates to the Registration Statement.

In rendering the opinion below, we have examined (i) the Plan; (ii) the Registration Statement; (iii) the Certificate of Incorporation and the Bylaws of the Company, each as amended and in effect as of the date hereof; (iv) the resolutions of the Board of Directors of the Company adopted on April 8, 2026 approving the Plan and reserving the Shares for issuance thereunder (collectively, the “Authorizing Resolutions”); and (v) such other records, instruments, and documents as we have deemed advisable in order to render this opinion letter. In such examination, we have assumed (a) the genuineness of all signatures, (b) the legal capacity of all natural persons, (c) the authenticity of all documents, certificates, and instruments submitted to us as originals, (d) the conformity to original documents of all documents, certificates, and instruments submitted to us as certified, conformed, or photostatic copies, and (e) the authenticity of the originals of such latter documents. Our opinion set forth below is based on the text of the Plan as referenced in the Exhibit Index to the Registration Statement and is limited to the General Corporation Law of the State of Delaware (the “DGCL”) as currently in effect, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

Based upon the foregoing, and subject to the limitations, qualifications, and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued and delivered pursuant to and in accordance with the terms of the Plan and the applicable award agreement, and upon receipt by the Company of the consideration therefor as contemplated by the Plan, the applicable award agreement and the Authorizing Resolutions, will be validly issued, fully paid, and non-assessable.

In rendering the opinion above, we have assumed that (a) the Company will have sufficient authorized and unissued shares of Common Stock at the time of each issuance of any of the Shares under the Plan; (b) the Shares issued pursuant to the Plan will be evidenced by appropriate certificates, duly executed and delivered, or the Company’s Board of Directors has adopted or will adopt a resolution providing that all of the Shares shall be uncertificated in accordance with Section 158 of the DGCL prior to their issuance; (c) the issuance of each Share issued pursuant to the Plan will be duly noted in the Company’s stock ledger upon its issuance; (d) the Company will receive consideration for each Share at least equal to the par value thereof and in the amount and form required by the Plan, the applicable award agreement and the Authorizing Resolutions; (e) the Authorizing Resolutions will be in full force and effect at all times at which the Shares are issued by the Company, and that the Company will take no action inconsistent with such Authorizing Resolutions; and (f) each award under the Plan will be approved by the Board of Directors of the Company or an authorized committee of the Board of Directors.

Stardust Power Inc.

September 22, 2026

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Thompson Hine LLP

Thompson Hine LLP